Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-172178 on Form S-8 of our reports dated June 30, 2020, relating to the financial statements of TAL Education Group and the effectiveness of TAL Education Group’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended February 29, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China

June 30, 2020